UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 20, 2021

 CorePoint Lodging Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-38168	82-1497742
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
125 E. John Carpenter Freeway, Suite 1650
Irving, Texas 75062
(Address of principal executive offices, including zip code)
(972) 893-3199
(Registrant's telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CPLG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 20, 2021, CorePoint Lodging Inc. (the “Company”) held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, stockholders voted on the matters disclosed in the Company’s definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 14, 2021. The final voting results for the matters submitted to a vote of stockholders were as follows:

Proposal No. 1 – Election of Directors
Each of the following 11 nominees for director were elected to serve a one-year term expiring at the Company’s 2022 Annual Meeting of Stockholders and when their respective successors are duly elected and qualified:

	Votes Cast For	Votes Withheld	Broker Non-Votes
James R. Abrahamson	42,849,216	591,865	5,323,783
Glenn Alba	43,023,578	417,503	5,323,783
Jean M. Birch	35,136,499	8,304,582	5,323,783
Alan J. Bowers	35,086,432	8,354,649	5,323,783
Keith A. Cline	43,019,813	421,268	5,323,783
Giovanni Cutaia	42,608,792	832,289	5,323,783
Alice E. Gould	35,086,731	8,354,350	5,323,783
B. Anthony Isaac	34,095,402	9,345,679	5,323,783
Brian Kim	34,873,782	8,567,299	5,323,783
David Loeb	43,166,971	274,110	5,323,783
Mitesh B. Shah	42,849,188	591,893	5,323,783

Proposal No. 2 – Ratification of Independent Registered Public Accounting Firm
The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2021 was ratified as follows:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
48,684,243	44,698	35,923	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COREPOINT LODGING INC.
Date: May 21, 2021	By:	/s/ Mark M. Chloupek
		Name:	Mark M. Chloupek
		Title:	Executive Vice President, Secretary and General Counsel